Exhibit 99.1

Tectonic Therapeutic Completes Enrollment in TX45 APEX Phase 2 Clinical Trial in PH-HFpEF Patients

•	APEX 24-week Phase 2 trial is evaluating the safety and efficacy of TX45 in patients with pulmonary hypertension associated with heart failure with preserved ejection fraction (PH-HFpEF)

•	APEX Phase 2 trial enrolled 191 patients across 14 countries, with approximately 72% of patients in the enriched population of CpcPH with a pulmonary vascular resistance (PVR) >3 WU at baseline

•	TX45 APEX Phase 2 topline results expected in early Q1 2027

WATERTOWN, Mass., June 10, 2026 (GLOBE NEWSWIRE) – Tectonic Therapeutic, Inc. (NASDAQ: TECX) (“Tectonic” or the “Company”), a clinical stage biotechnology company focused on the discovery and development of therapeutic proteins and antibodies that modulate the activity of G-protein coupled receptors (“GPCRs”), today announced the completion of enrollment for the APEX trial, a 24-week Phase 2 clinical trial evaluating the safety and efficacy of TX45 in patients with pulmonary hypertension associated with heart failure with preserved ejection fraction (“PH-HFpEF”). The trial was designed to include an enriched population of a more severe disease subtype of combined pre- and post-capillary pulmonary hypertension (“CpcPH”) patients with a pulmonary vascular resistance (“PVR”)>3 Wood Units (“WU”) at baseline.

“Reaching full enrollment in our APEX Phase 2 clinical trial represents a critical milestone for our TX45 clinical development program and brings us one step closer to potentially delivering a much-needed therapeutic option to patients suffering from PH-HFpEF,” said Alise Reicin, M.D., President and Chief Executive Officer of Tectonic. “We are deeply grateful to the clinical investigators, study coordinators, and, most importantly, the patients and their families whose participation makes this vital research possible. The strong momentum we experienced during enrollment underscores the significant unmet medical need in PH-HFpEF, especially in patients with CpcPH. With the trial now fully enrolled, we look forward to the upcoming topline results for APEX, expected in early Q1 2027, which will help further characterize the therapeutic profile of our candidate and guide our strategy moving forward.”

The APEX Phase 2 clinical trial enrolled a total of 191 patients across 14 countries of which 137 patients were enrolled with CpcPH and PVR>3 WU at baseline, consistent with the goal for this patient population to represent approximately 70% of the overall patients enrolled in APEX. In the APEX clinical trial, the mean baseline PVR in the overall patient population and the subset of patients with CpcPH and PVR>3 WU was 4.2 WU¹ and 5.2 WU¹, respectively. Tectonic expects topline results from the APEX clinical trial in early Q1 2027.

The APEX Phase 2 clinical trial is a global, randomized, double-blind, placebo-controlled, proof-of-concept trial designed to evaluate the safety and efficacy of two dose regimens of TX45 administered subcutaneously (“SC”) in patients with PH-HFpEF, enriched for patients with CpcPH. Patients were randomized to receive 300 mg SC (2 ml injection) once monthly of TX45, 300 mg SC every other week of TX45, or a placebo. Change from baseline in PVR in the PVR>3 WU population is the primary endpoint of the trial.

¹	Baseline characteristics are preliminary and subjective to change.

About Group 2 Pulmonary Hypertension in HFpEF

The World Health Organization has defined 5 groups of pulmonary hypertension (“PH”). Tectonic is focused on the Group 2 subtype, a condition that develops due to left-sided heart disease, specifically PH-HFpEF. In patients with PH-HFpEF, chronic heart failure leads to increased blood pressure in the pulmonary arteries, exerting severe strain on the right side of the heart, which adapts poorly to the increased pressure. This increased pulmonary pressure gradually causes worsening exercise capacity, shortness of breath and right-sided heart failure, which can lead to death. PH-HFpEF is further segmented based on pulmonary hemodynamics into Isolated, post-capillary PH (“IpcPH”) and CpcPH. CpcPH is more severe, accounts for about one third to one half of the 1.4 million PH-HFpEF patients in the U.S. and is characterized by additional, abnormal changes to the pulmonary vasculature, leading to an increase in PVR. Although several Group 1 PH (Pulmonary Arterial Hypertension, “PAH”) medications have been explored in Group 2 PH, to date, no medications have been approved for its treatment.

About TX45, a long-acting Fc-relaxin fusion protein

TX45 is an Fc-relaxin fusion protein with optimized pharmacokinetics and biophysical properties that activates the RXFP1 receptor, the G-protein coupled receptor target of the hormone relaxin. Relaxin is an endogenous protein, expressed at low levels in both men and women that is a pulmonary and systemic vasodilator with lusitropic, anti-fibrotic and anti-inflammatory activity. In normal human physiology, relaxin is upregulated during pregnancy where it exerts vasodilative effects, reduces systemic and pulmonary vascular resistance and increases cardiac output to accommodate the increased demand for oxygen and nutrients from the developing fetus. Relaxin also exerts anti-fibrotic effects on pelvic ligaments to facilitate delivery of the baby.

About Tectonic

Tectonic Therapeutic is a clinical-stage biotechnology company focused on the discovery and development of therapeutic proteins and antibodies that modulate the activity of GPCRs. Leveraging its proprietary technology platform called GEODe™ (GPCRs Engineered for Optimal Discovery), Tectonic is focused on developing biologic medicines that overcome the existing challenges of GPCR-targeted drug discovery and harness the human body to modify the course of disease. Tectonic focuses on areas of significant unmet medical need, often where therapeutic options are poor or nonexistent, as these are areas where new medicines have the potential to improve patient quality of life. Tectonic is headquartered in Watertown, Massachusetts. For more information, please visit https://tectonictx.com/ and follow us on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical facts are “forward-looking statements.” These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the design, objectives, initiation, timing, progress and expected results of current clinical trials of Tectonic’s product candidates, including the ongoing APEX Phase 2 clinical trials for its lead product candidate, TX45, in patients with PH-HFpEF. These forward-looking statements are based on Tectonic’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause Tectonic’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including: the potential that success in preclinical testing and earlier clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate; the impacts of macroeconomic conditions, including the conflict in Ukraine and the conflict in the Middle East, heightened inflation and uncertain credit and financial markets, on Tectonic’s business, clinical trials and financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; Tectonic’s ability to realize the benefits of its collaborations and license agreements; changes in expected or existing competition; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process; and unexpected litigation or other disputes. Other factors that may cause Tectonic’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified under the heading “Risk Factors” in Tectonic’s quarterly report on Form 10-Q filed for the quarter ended March 31, 2026 and in other filings that Tectonic makes and will make with the SEC in the future. Tectonic expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Contacts:

Investors:

Dan Ferry

LifeSci Advisors

daniel@lifesciadvisors.com

(617) 430-7576

Media:

Kathryn Morris

The Yates Network

kathryn@theyatesnetwork.com

(914) 204-6412